Exhibit 2.2

EXECUTION COPY
CONFIDENTIAL

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (this “First Amendment”) to Agreement and Plan of Merger is made and entered into effective as of October 19, 2020, by and among (i) AMCI Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) AMCI Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) AMCI Sponsor LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative under the Merger Agreement (as defined below) (the “Purchaser Representative”), (iv) Vassilios Gregoriou, in the capacity as the Seller Representative under the Merger Agreement (the “Seller Representative”), and (v) Advent Technologies Inc., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

WHEREAS, Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are parties to that certain Agreement and Plan of Merger made and entered into as of October 12, 2020 (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement on the terms and conditions set forth herein (as amended, including by this First Amendment, the “Merger Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Merger Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Amendments to Remove Warrant Amendment.  The parties hereby agree to amend the Original Agreement as follows:

a.           Sections 3.5(c) and 5.3(b) of the Original Agreement are hereby amended to delete each of the references to “Warrant Amendment” contained therein.

b.           Section 5.13 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“5.13          The Registration Statement.

(a)          As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their shares of Purchaser Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Shareholder Approval Matters.

(b)          The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at a special meeting of Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (A) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger (and, to the extent required, the issuance of any shares in connection with any PIPE Investment), by the holders of Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents, the DCGL and the rules and regulations of the SEC and Nasdaq, (B) the adoption and approval of the Amended Purchaser Charter, (C) adoption and approval of a new equity incentive plan in substantially the form attached as Exhibit G hereto (the “Incentive Plan”), which will provide for awards for a number of shares of Purchaser Common Stock equal to fifteen percent (15%) of the aggregate number of shares of Purchaser Common Stock issued and outstanding immediately after the Closing (giving effect to the Redemption), (D) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.18 hereof, (E) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (A) through (E), collectively, the “Purchaser Shareholder Approval Matters”), and (F) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser.

(c)          If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting.  Purchaser shall use its reasonable best efforts to solicit from the Purchaser stockholders proxies in favor of the Purchaser Shareholder Approval Matters prior to such Purchaser Special Meeting, and to take all other reasonable actions necessary or advisable to secure the Required Purchaser Shareholder Approval.

(d)          [RESERVED]

(e)          In connection with the Registration Statement, Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq.  Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC, and Purchaser shall consider any such comments in good faith.  The Company shall provide Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(f)          Purchaser shall exert reasonable best efforts to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption.  Each of Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser and, after the Closing, the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC.  Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.  Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

(g)          Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective.  Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting, and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments (and Purchaser shall consider any such comments by the Company in good faith).

(h)        As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser shall distribute the Registration Statement to the Company Stockholders and the Proxy Statement to Purchaser’s stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(i)           Purchaser shall apply for, and shall use reasonable best efforts to cause the Purchaser Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq as of the Closing Date and shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.”

c.           Section 5.20 of the Original Agreement is hereby amended to delete clause (i) thereof in its entirety and replace it with the following:  “[RESERVED]”.

d.           Section 6.1(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:  “[RESERVED]”.

e.           Section 6.2(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(c)          Warrant Forfeiture.  Sponsor shall have forfeited the Forfeited Warrants in accordance with the Sponsor Warrant Letter.

f.            Section 6.2(e) of the Original Agreement is hereby amended to delete clause (iii) thereof in its entirety and replace it with the following:  “[RESERVED]”.

g.           Section 10.2 of the Original Agreement is hereby amended to delete the references to the “Required Warrantholder Approval”. “Warrant Amendment”, “Warrantholder Approval Matters” and “Warrantholder Meeting”.

2.           Miscellaneous.  Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein.  This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein.  Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof).  The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.  If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded.  This First Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original Agreement, and, without limiting the foregoing, Sections 9.2 through 9.10, 9.12 and 9.13 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement and Plan of Merger as of the date first written above.

The Purchaser:

AMCI ACQUISITION CORP.

By:	/s/ William Hunter
Name:	William Hunter
Title:	Chief Executive Officer

The Purchaser Representative:

AMCI SPONSOR LLC, solely in the capacity as the Purchaser Representative

By:	/s/ William Hunter
Name:	William Hunter
Title:	Managing Member

Merger Sub:

AMCI MERGER SUB CORP.

By:	/s/ William Hunter
Name:	William Hunter
Title:	Secretary

The Company:

ADVENT TECHNOLOGIES INC.

By:	/s/ Vassilios Gregoriou
Name:	Vassilios Gregoriou
Title:	Chief Executive Officer

The Seller Representative:

Vassilios Gregoriou, solely in the capacity as the Seller Representative

By:	/s/ Vassilios Gregoriou
Name:	Vassilios Gregoriou

{Signature Page to First Amendment to Agreement and Plan of Merger}